Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Investor Relations
(408) 523-2161

INTUITIVE SURGICAL ANNOUNCES THIRD QUARTER EARNINGS

SUNNYVALE, CALIF. October 16, 2012 – Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in surgical robotics, today reported third quarter of 2012 revenue of $538 million, up approximately 20% compared with $447 million for the third quarter of 2011. Third quarter of 2012 revenue growth was driven by continued adoption of da Vinci surgery procedures and higher da Vinci Surgical System sales.

Third quarter of 2012 instruments and accessories revenue increased 24% to $218 million from $176 million in the third quarter of 2011. The growth in instruments and accessories revenue is the result of growth in da Vinci surgical procedures and the introduction of new products. Third quarter procedure growth of approximately 22% reflected US gynecologic and general surgery growth, partially offset by a decline in US prostatectomy procedures and slower growth in European procedures.

Third quarter of 2012 systems revenue was $232 million, an increase of 17%, compared with $199 million during the third quarter of 2011. The growth in third quarter 2012 systems revenue was driven by sales of 155 da Vinci Surgical Systems compared with 133 system sales during the same period last year. Third quarter of 2012 service revenue increased 22% to $88 million from $72 million during the third quarter of 2011, reflecting growth in the installed base of da Vinci Surgical Systems.

Third quarter of 2012 operating income increased to $211 million from $179 million in the third quarter of 2011. Operating results for the third quarter of 2012 included $47 million of non-cash stock-based compensation expense compared with $35 million for the third quarter of 2011.

Third quarter of 2012 net income was $183 million, or $4.46 per diluted share, compared with $122 million, or $3.05 per diluted share, for the third quarter of 2011. Included in net income are one-time tax benefits of approximately $38 million, including reserve reversals associated with the lapse of statutes of limitations.

Intuitive ended the third quarter of 2012 with $2.7 billion in cash, cash equivalents and investments, reflecting an increase of $70 million during the quarter. $170 million of cash was used to repurchase 343 thousand shares in the quarter.

Commenting on the announcement, Dr. Gary Guthart, President and CEO of Intuitive Surgical, said, “Our third quarter highlighted both market strengths and significant headwinds. Procedures came in below our expectations, driven by conditions in Europe and changes in prostate cancer detection and treatment. On the positive side, acceptance of daVinci general and gynecologic surgery continues to grow.”

The Company will also announce these results at a conference call today at 1:30 pm PDT. The dial-in numbers for the call are (800) 230-1092 for participants located in the United States and (612) 288-0337 for participants located outside the United States. The host is Dr. Gary Guthart. To access financial information that will be discussed on the call, please visit Intuitive Surgical’s website at www.intuitivesurgical.com.

About Intuitive’s Products

Intuitive Surgical, Inc. (NASDAQ: ISRG), headquartered in Sunnyvale, California, is the global technology leader in robotic-assisted, minimally invasive surgery. Intuitive Surgical develops, manufactures and markets robotic technologies designed to improve clinical outcomes and help patients return more quickly to active and productive lives. The Company’s mission is to extend the benefits of minimally invasive surgery to the broadest possible base of patients. Intuitive Surgical — Taking surgery beyond the limits of the human hand™.

About the da Vinci® Surgical System

The da Vinci® Surgical System is a breakthrough surgical platform designed to enable complex surgery using a minimally invasive approach. The da Vinci® Surgical System consists of an ergonomic surgeon console or consoles, a patient-side cart with three or four interactive robotic arms, a high-performance vision system and proprietary EndoWrist® instruments. Powered by state-of-the-art robotic and computer technology, the da Vinci® Surgical System is designed to scale, filter and seamlessly translate the surgeon’s hand movements into more precise movements of the EndoWrist® instruments. The net result is an intuitive interface with breakthrough surgical capabilities. By providing surgeons with superior visualization, enhanced dexterity, greater precision and ergonomic comfort, the da Vinci® Surgical System makes it possible for more surgeons to perform minimally invasive procedures involving complex dissection or reconstruction. This ultimately has the potential to raise the standard of care for complex surgeries, translating into numerous potential patient benefits, including less pain, a shorter recovery and quicker return to normal daily activities.

Intuitive®, Intuitive Surgical®, da Vinci®, da Vinci S®, da Vinci® S HD Surgical System, da Vinci® Si, da Vinci® Si-eTM Surgical System, EndoWrist®, EndoWrist® One™, Single-SiteTM, DVSTAT®, Firefly™ and InSite® are trademarks or registered trademarks of Intuitive Surgical, Inc.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: the impact of global and regional economic and credit market conditions on health care spending; health care reform legislation in the United States and its implications on hospital spending, reimbursement and fees which will be levied on certain medical device revenues; timing and success of product development and market acceptance of developed products; procedure counts; regulatory approvals, clearances and restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which we operate; unanticipated manufacturing disruptions or the inability to meet demand for products; the results of legal proceedings to which we are or may become a party; our ability to expand into foreign markets; and other risk factors under the heading “Risk Factors”’ in our report on Form 10-K for the year ended December 31, 2011, as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Statements concerning forecasts, revenue growth, procedure growth, future financial results and statements using Words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

INTUITIVE SURGICAL, INC.

UNAUDITED QUARTERLY CONSOLIDATED STATEMENTS OF INCOME

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three months ended
	September 30,	June 30,	September 30,
	2012	2012	2011
Revenue:
Instruments and accessories	$218.0	$223.7	$175.8
Systems	232.0	229.4	199.1
Services	87.8	83.4	71.8

Total revenue	537.8	536.5	446.7
Cost of revenue:
Product	119.3	122.9	96.2
Service	28.4	27.2	25.0

Total cost of revenue (1)	147.7	150.1	121.2
Gross profit	390.1	386.4	325.5
Operating expenses:
Selling, general, and administrative	129.0	120.9	111.2
Research and development	49.7	40.2	35.4

Total operating expenses (1)	178.7	161.1	146.6
Income from operations (2)	211.4	225.3	178.9
Interest and other income (expense), net	4.3	4.0	1.9

Income before taxes	215.7	229.3	180.8
Income tax expense	32.4	74.4	58.4

Net income	$183.3	$154.9	$122.4

Net income per share:
Basic	$4.59	$3.88	$3.13

Diluted	$4.46	$3.75	$3.05

Shares used in computing net income per share:
Basic	39.9	39.9	39.1

Diluted	41.1	41.3	40.1

(1) Includes stock-based compensation expense as follows:
Total cost of revenue	$8.4	$5.8	$6.1
Total operating expenses	$38.9	$27.5	$28.8
(2) Includes amortization of purchased intangibles as follows:
Income from operations	$5.4	$6.1	$4.5

INTUITIVE SURGICAL, INC.

UNAUDITED NINE MONTHS ENDED CONSOLIDATED STATEMENTS OF INCOME

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Nine months ended September 30,
	2012	2011
Revenue:
Instruments and accessories	$649.5	$504.7
Systems	668.0	552.8
Services	252.0	203.0

Total revenue	1,569.5	1,260.5
Cost of revenue:
Product	353.9	274.5
Service	83.2	75.1

Total cost of revenue (1)	437.1	349.6
Gross profit	1,132.4	910.9
Operating expenses:
Selling, general, and administrative	374.1	316.8
Research and development	128.3	98.8

Total operating expenses (1)	502.4	415.6
Income from operations (2)	630.0	495.3
Interest and other income (expense), net	12.1	11.3

Income before taxes	642.1	506.6
Income tax expense	160.4	162.7

Net income	$481.7	$343.9

Net income per share:
Basic	$12.10	$8.77

Diluted	$11.72	$8.55

Shares used in computing net income per share:
Basic	39.8	39.2

Diluted	41.1	40.2

(1) Includes stock-based compensation expense as follows:
Total cost of revenue	$20.1	$17.4
Total operating expenses	$94.9	$84.4
(2) Includes amortization of purchased intangibles as follows:
Income from operations	$17.2	$13.1

INTUITIVE SURGICAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

	September 30, 2012	December 31, 2011
Cash, cash equivalents and investments	$2,701.1	$2,171.8
Accounts receivable, net	336.2	297.9
Inventory	125.8	112.1
Property and equipment, net	223.4	197.2
Goodwill	138.1	116.9
Deferred tax assets	95.2	75.3
Other assets	112.4	91.9

Total assets	$3,732.2	$3,063.1

Accounts payable and other accrued liabilities	$266.5	$262.3
Deferred revenue	172.2	155.2

Total liabilities	438.7	417.5
Stockholders’ equity	3,293.5	2,645.6

Total liabilities and stockholders’ equity	$3,732.2	$3,063.1